Exhibit 99.4

Donnkenny Inc. Designates Mahoney Cohen as New Independent Auditors

    NEW YORK--(BUSINESS WIRE)--Sept. 2, 2003--Donnkenny, Inc. (OTC BB:DNKY) today announced that it has designated Mahoney Cohen & Company, CPA, P.C., as the Company's independent auditors, subject to acceptance by Mahoney Cohen after completion of their internal procedures. Mahoney Cohen replaces Deloitte & Touche, LLP. Mahoney Cohen is a certified public accounting firm located in New York.

    Chief Executive Officer Daniel H. Levy stated: "The firm of Deloitte & Touche has served us with professional excellence and integrity. This change reflects our desire to better align our small-cap status with a local middle-market firm that specializes in the apparel industry.

    Ranked among the top 20 firms in New York, Mahoney Cohen comes highly recommended. The firm combines the experience and resources of a national firm with a local presence and middle-market focus, and we look forward to our association," he concluded.

    Donnkenny designs, manufactures, imports and markets a broad line of moderately priced women's sportswear and ladies coats. The
Company's major labels include Pierre Cardin(R), Harve Benard(R),
Donnkenny(R), Casey & Max(R) and Victoria Jones(R), as well as ladies coats under the Bill Blass(R), Bill Blass Signature(R) and
Blassport(R) labels.

    Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include a softening of retailer or consumer acceptance of the Company's products or pricing pressures and other competitive factors. These and other risks are more fully described in the Company's 10-K and 10-Q filings with the Securities and Exchange Commission.

    CONTACT: Donnkenny
             Maureen D. Schimmenti, 212-790-3976